Exhibit 10.8(a)
PARCEL II

EXCEPTION 3 (B)H
C
Levee Building

AMENDMENT OF LEASE	UNITED STATES OF AMERICA
LESSOR: COHN REALTY CO., INC.	STATE OF LOUISIANA
LESSOR: JAZZ ENTERPRISES, INC.	PARISM OF EAST BATON ROUGH
     BE IT KNOWN, on the dates indicated below, before the undersigned Notaries Public, duly commissioned and qualified in and for their respective Parishes, State of Louisiana, therein residing, and in the presence of the undersigned competent witnesses, personally came and appeared.
     COHN REALTY CO., INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge, herein represented by its duly authorised and empowered President, DR. Isidore Cohn, Jr., hereunto duly authorised by a resolution adopted by the unanimous consent of the Board of Directors of such corporation, a certified copy of which is attached hereto and made a part hereof (hereinafter called “LESSOR”); and
     JAZZ ENTERPRISES, INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge herein represented by its duly authorised and empowered Vice President, Mark A. Bradley, hereunto duly authorised by resolution adopted by the Board of Directors of such corporation, a certified copy of which is attached hereto and made a part hereof (hereinafter called “LESSEE”).
     WHEREAS, the LESSOR entered into a lease between LESSOR and Paul H. Due’, Richard J. Dodson, John W. decravelles, David W. Robinson and Chastar John Caskey, affecting Lot 1, Square “6” or “B”, Beauragard Town, East Baton Rouge Parish, Louisiana, recorded on October 12, 1985, as ORIG 388 BNDL 10507 (the “Lease”); and

     WHEREAS, Jass Enterprises, Inc. became the tenant under the Lease by virtue of an Assignment of Lease dated as of August 5, 1993; and
     WHEREAS, LESSOR and LESSEE have agreed to modify the terms of the Lease as provided herein.
     NOW, THEREFORE, the parties hereto hereby enter into this Amendment of Lease to modify in part the terms and conditions of the Lease, as follows:
     1. Paragraph 5(b) of the Lease be and is hereby amended in its entirety as follows:
     “5. (b) There shall be a reevaluation and increase of the basic annual rent due hereunder as of august 1 of each 5th year following August 1, 1988 (“Base Date”), The first amended reevaluation and increase of the basic annual rental due hereunder shall be as of August 1, 1993, five years after the Base Date and thereafter a reevaluation and increase shall be as of August 1 of each fifth year thereafter, all as set forth on Exhibit c attached hereto. This reevaluation and increase shall be based on the Consumer Price Index (“CPI”), which is the average of “all items” shown on the “U.S. City average for urban wage earners and clerical workers (including single workers) all items, groups, subgroups, and special groups of items” as promulgated by the Bureau of the Labor Statistics of the United States Department of Labor. For each five-year period beginning August 1, 1993, LESSEE shall pay LESSOR, in addition to the basic annual rent for the preceding five-year period, In amount equal to the basic annual rent for the preceding five-year period, multiplied by the percentage of increase by which the CPI for the month of May immediately preceding the beginning of each fifth calendar year exceeds the CPI for the month of May immediately preceding the commencement date of the preceding five-year period (the “Additional Rent for the Subject Five-year Period”); provided that in no event shall the adjusted basic annual rent for a new five-year period exceed 125% of the basic annual rent for the preceding five-year period. Accordingly, from and after August 1, 1993, the basic annual rent due for each five-year period shall be the sum of the basic annual rent for the preceding five-year period plus the Additional Rent for the Subject Five-Year period. If the Nay CPI is not available as of the beginning of any five-year period, LESSEE shall in good faith estimate the CPI and pay rental based on that estimate until the CPI is available, at which time the rental for the remainder of that five-year period shall be permanently adjusted and any differences in amounts paid based on the estimated CPI shall be promptly paid by LESSEE or refunded by LESSOR. No change in the CPI shall reduce the basic annual rent for the preceding five-year period. In the event that the Bureau of Labor Statistics shall change the base period (now 1982-84) and commence a new series of index numbers after this Lease commences, then the new index numbers may be used provided the index number for the month prior to the commencement date of this Lease is adjusted to reflect its true relationship with the index numbers under the new base period. For example, if the Bureau of Labor Statistics would have determined to change the base year and commence a new series of index numbers starting at 100 when the consumer price index under the 1982-84 base year (Illegible) 300, then the true relationship between the old index numbers and the new index numbers would be that the old series must be divided by three (3) in order to be used in the same computation with the new index numbers.
In the event that the CPI (or successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI shall be used in Lieu of such CPI. Attached hereto as Exhibit A is an example of how the calculation has been made for the five-year period beginning August 1, 1993 and ending July 31, 1985, this example is provided as an illustration of methodology only.
     2. Paragraph 27 of the Lease be and is hereby amended to the effect that:
a	Any demand or notice which is required to be given LESSEE under this paragraph 27, must also be given to the guarantor of this Lease, as amended, and to any mortgages of LESSEE’S interests under the Lease, as amended, and the guarantor as well as any such mortgages shall also have the right to cure any default hereunder within the same grace period set forth in this paragraph 27. LESSOR acknowledges that as of the date of this Amendment of Lease, Argosy Gaming Company, whose address is 219 Pissa Street, Alton, Illinois 62002-6232 is (Illegible) guarantor of the Lease, as amended. Upon receipt of notice from LESSEE that it has mortgaged its interests under the Lease, as amended, in which the name and mailing address (with a municipal street number) of the mortgages is set forth, LESSOR shall be bound to give notice or make demand on such mortgages.
b.	If the guarantor of this Lease, as amended, or a mortgages of LESSEE’S interests hereunder shall acquire through voluntary conveyuance or foreclosure, LESSEE’S rights hereunder, so long as there is no default hereunder, the successor in interest of LESSEE’S rights hereunder shall be recognized by LESSOR as the LESSEE under the Lease, as amended, for the remainder of the term hereof and any extension thereof, subject to the same provisions and conditions hereof, and as such, the successor in interest shall thereupon become entitled to all of the rights and benefits of the LESSEE hereunder, subject of course to the obligations, liabilities, covenants and agreements of the LESSEE. Upon request, LESSOR shall execute an instrument in appropriate recordable form to give effect to the rights of the successor in interest hereunder, provided that the execution of such instrument shall not be a condition to the exercise of the rights of such successor in interest.”
     3. In all other respects, the provisions of the Lease, as amended hereby, shall remain in full force and effect.

     THUS DONE AND PASSED on this 4th day of August, 1993, in the City of New Orieans, Louisians, in the presence of the undersigned competent witnesses and in the presence of the undersigned Notary Public, after a reading of the whole.

WITNESSES:	COHN REALTY CO., INC.

/s/ Laurie H. Zimmer	By:	/s/ Dr. Isidore Cohn, Jr.

Dr. Isidore Cohn, Jr. President
/s/ Illegible
/s/ Illegible

NOTARY PUBLIC
     THUS DONE AND PASSED on this 5th day of August, 1993, in the City of Baton Rouge, Louisians, in the presence of the undersigned competent witnesses and in the presence of the undersigned Notary Public, after a reading of the whole.

WITNESSES:	JAZZ ENTERPRISES, INC.

/s/ Illegible	By:	/s/ Mark R. Bradley

Mark R. Bradley Vice President
/s/ Illegible
/s/ Illegible

NOTARY PUBLIC

LEVEE BLDG
Amendment to Levee Building Ground Lease, Section 5(b), Page 2
Beginning on August 1, 1993, and every fifth year thereafter, the reevaluation and increase of the annual rent shall be computed based on the Consumer Price Index (“CPI”), which is the average of “all items” shown on the “U.S. City average for urban wage earners and clerical workers (including single workers) all items, groups, sub-groups and special groups of items” as promulgated by the Bureau of Labor Statistics of the United States Department of Labor.
The annual rent for each five year period shall be computed by multiplying the then current annual rent by the ratio of the CPI for May of the current year divided by the CPI for May of the immediately preceding five period, but in no case shall the ratio thus computed exceed 1.25 (25% increase). For example, using the current annual rent for the Beauregard Building of $14,175.36 as of July 31, 1993, the new annual rent for the next five year period shall computed as follows:

CPI for May 1993	144.2
CPI for May 1988	117.5
CPI(May 1993)/CPI(May 1988) = 144.2/117.5 = 1.2272 < 1.25, OK
Current annual rent, Levee Building = $14,175.36
New annual rent = $14,175.36 x 1.2272 = $17,396.00